Exhibit 99.1

NEWS RELEASE February 4, 2026

Contacts: Sunit Patel, CFO
Kris Hinson, VP Corp Finance & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle Inc.
713-570-3050

CROWN CASTLE REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS AND PROVIDES OUTLOOK FOR FULL YEAR 2026

February 4, 2026 - HOUSTON, TEXAS - Crown Castle Inc. (NYSE: CCI) ("Crown Castle") today reported results for the full year ended December 31, 2025 and issued its full year 2026 outlook, as reflected in the table below.

(dollars in millions, except per share amounts)	Full Year 2026		Full Year 2025
	Current Outlook Midpoint(a)	Midpoint Growth Rate Compared to Full Year 2025 Actual	Actual	Actual Growth Rate Compared to Full Year 2024 Actual
Site rental revenues(b)	$3,850	(5)%	$4,049	(5)%
Net income (loss)	$780	76%	$444	N/A
Net income (loss) per share—diluted	$1.80	78%	$1.01	N/A
Adjusted EBITDA(b)(c)	$2,690	(6)%	$2,863	(6)%
AFFO(b)(c)	$1,920	1%	$1,904	(4)%
AFFO per share(b)(c)	$4.43	2%	$4.36	(4)%
(a)Reflects midpoint of full year 2026 Outlook as issued on February 4, 2026.
(b)Excludes amounts related to the Fiber Business (as defined in "Non-GAAP Measures and Other Information") which are presented in discontinued operations.
(c)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis.

"Our full year 2025 results exceeded the midpoint of our guide across all key metrics,” stated Chris Hillabrant, Crown Castle’s President and Chief Executive Officer. “When excluding DISH revenues and the impact of Sprint Cancellations, our full year 2026 Outlook includes organic growth of 3.5%, which compares to 3.8% in full year 2025 on a comparable basis. As we work to close our Fiber Business sale in the first half of 2026, we are reducing our tower and corporate workforce by approximately 20%, which together with other cost reductions, will result in approximately $65 million in annualized operating cost savings. We are investing in our systems, streamlining our processes to enhance operational flexibility, and continuing to drive productivity and efficiency across the business. We are also reaffirming our capital allocation framework and remain committed to our dividend, which we expect to maintain at $4.25 per share on an annualized basis."
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(dollars in millions, except per share amounts)	Actual				Previous 2025 Outlook Midpoint(a)	Actual Compared to Previous Outlook Midpoint
	2025	2024	Change	% Change
Site rental revenues(b)	$4,049	$4,268	$(219)	(5)%	$4,030	$19
Net income (loss)	$444	$(3,903)	$4,347	N/A	$285	$159
Net income (loss) per share—diluted	$1.01	$(8.98)	$9.99	N/A	$0.65	$0.36
Adjusted EBITDA(b)(c)	$2,863	$3,035	$(172)	(6)%	$2,835	$28
AFFO(b)(c)	$1,904	$1,980	$(76)	(4)%	$1,870	$34
AFFO per share(b)(c)	$4.36	$4.55	$(0.19)	(4)%	$4.29	$0.07
(a)Reflects midpoint of full year 2025 Outlook as issued on October 22, 2025.
(b)Excludes amounts related to the Fiber Business (as defined in "Non-GAAP Measures and Other Information") which are presented in discontinued operations.
(c)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis.

HIGHLIGHTS FROM THE YEAR
•Site rental revenues. Organic Contribution to Site Rental Billings was $193 million, or 4.9% organic growth from full year 2024, excluding an unfavorable $204 million impact from Sprint Cancellations. Site rental revenues were also negatively impacted by a $61 million decrease in amortization of prepaid rent and a $147 million decrease in straight-lined revenues, resulting in a decline in site rental revenues of $219 million, or 5.1% from full year 2024 to full year 2025. The following table outlines the components of Organic Contribution to Site Rental Billings, excluding the impact of Sprint Cancellations, and the respective percentage of prior period site rental billings.

($ in millions; totals may not sum due to rounding)	Full Year 2025 Actual		Full Year 2024 Actual		Change	% Change
Core leasing activity(a)	$118	3.0%	$110	2.9%	$8	0.1%
Escalators	$96	2.5%	$92	2.4%	$4	0.1%
Non-renewals(a)	$(27)	(0.7)%	$(31)	(0.8)%	$4	0.1%
Change in other billings(a)	$5	0.1%	$(2)	—%	$7	0.1%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	$193	4.9%	$170	4.5%	$23	0.4%
(a)See "Non-GAAP Measures and Other Information" for our definitions of core leasing activity, non-renewals, other billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.

•Net income (loss). Net income (loss) for the full year 2025 was $444 million compared to $(3.9) billion for full year 2024, reflecting a decrease in the loss from discontinued operations of $4.4 billion, primarily due to the absence of the $5.0 billion goodwill impairment charge recorded in 2024.
•Adjusted EBITDA. Full year 2025 Adjusted EBITDA was $2.9 billion compared to $3.0 billion for the full year 2024. The decrease in the year was primarily a result of the lower contribution from site rental revenues, as discussed above, partially offset by a $18 million increase in services contribution, and a $52 million decrease in selling, general, and administrative costs primarily driven by the absence of advisory fees incurred during full year 2024 and the reduction in staffing levels and office closures announced in June 2024.
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•AFFO and AFFO per share. Full year 2025 AFFO was $1.9 billion, or $4.36 per share, representing a 4% decrease from full year 2024.
•Capital expenditures. Capital expenditures from continuing operations during the year were $182 million, comprised of $149 million of discretionary capital expenditures and $33 million of sustaining capital expenditures. The $182 million of capital expenditures increased 3% compared to $176 million of capital expenditures during full year 2024.
•Common stock dividend. During the year, Crown Castle paid common stock dividends of approximately $2.1 billion in the aggregate, or $4.75 per common share, a decrease of 24% on a per share basis from the same period a year ago.

"Our full year 2025 financial and operational results reflect the efficiencies we are driving across the business,” stated Sunit Patel, Crown Castle’s Chief Financial Officer. “In 2026, we expect to offset headwinds from DISH terminations and Sprint Cancellations at the bottom-line with growth in the underlying business, operating costs reductions, and lower interest expense as we repay debt using proceeds from the Fiber Business sale. Consistent with our capital allocation framework and considering the impact of DISH Terminations, we expect to repurchase approximately $1 billion of shares and repay approximately $7 billion of debt following the Fiber Business sale close. We ended the quarter with significant liquidity and flexibility, including approximately 84% fixed rate debt, a weighted average debt maturity of approximately 6 years, and approximately $4.1 billion of availability under our revolving credit facility."

OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the SEC.
The following table sets forth Crown Castle's current full year 2026 Outlook, which does not include contributions from the Fiber Business unless indicated otherwise. Additionally, full year 2026 Outlook reflects the following items:
•Our full year 2026 Outlook does not include any contributions from DISH Wireless due to the termination of our contract with DISH Wireless announced on January 12, 2026.
•We are reducing our tower and corporate workforce along with other costs, resulting in a $65 million reduction in annualized run-rate operating costs as compared to 2025 levels, and $55 million of cost savings in full year 2026 due to timing.
•We expect to repurchase approximately $1 billion of shares and repay approximately $7 billion of debt following the Fiber Business sale close, which is assumed to occur on June 30, 2026.
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(in millions, except per share amounts)	Full Year 2026(a)
Site rental billings(b)	$3,800	to	$3,830
Amortization of prepaid rent	65	to	95
Straight-lined revenues	(75)	to	(45)
Other revenues	15	to	15
Site rental revenues	3,828	to	3,873
Site rental costs of operations(c)	978	to	1,023
Services and other gross margin	90	to	120
Net income (loss)(d)	640	to	920
Net income (loss) per share—diluted(d)	1.48	to	2.12
Adjusted EBITDA(b)	2,665	to	2,715
Depreciation, amortization and accretion	627	to	722
Interest expense and amortization of deferred financing costs, net(e)	832	to	877
Income (loss) from discontinued operations, net of tax(f)	(360)	to	(80)
FFO(b)	1,640	to	1,670
AFFO(b)	1,895	to	1,945
AFFO per share(b)	4.38	to	4.49
Discretionary capital expenditures(b)	150	to	250
Discretionary capital expenditures from discontinued operations(b)(g)	$480	to	$580
(a)As issued on February 4, 2026.
(b)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis, and for definition of site rental billings and discretionary capital expenditures.
(c)Exclusive of depreciation, amortization and accretion.
(d)Includes contribution from discontinued operations through June 30, 2026.
(e)See "Non-GAAP Measures and Other Information" for the reconciliation of "Outlook for Components of Interest Expense."
(f)Represents expected results from the Fiber Business, including the estimated loss on disposal, through June 30, 2026.
(g)Represents discretionary capital expenditures for the Fiber Business through June 30, 2026.

•The following chart reconciles the components contributing to the expected 2026 decrease in site rental revenues.

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•Full year 2026 Organic Contribution to Site Rental Billings, excluding the impact of DISH Terminations and Sprint Cancellations, is expected to be approximately $130 million or 3.3% at the midpoint. This figure increases to 3.5% if DISH revenues are excluded from prior year site rental billings. This figure for 2025 was 3.8% year-over-year on a comparable basis excluding DISH revenues from prior year.
•DISH Terminations and Sprint Cancellations are expected to be $240 million for full year 2026, including $220 million of DISH Terminations and $20 million of Sprint Cancellations.
•After accounting for the impact of DISH Terminations and Sprint Cancellations, Organic Contribution to Site Rental Billings is expected to be approximately ($110) million for full year 2026.
•Straight-line site rental revenues are expected to decrease by approximately $70 million for full year 2026.
•Prepaid rent amortization is expected to decrease by approximately $20 million for full year 2026.
•The chart below reconciles the components of expected growth in AFFO from 2025 to 2026 of approximately $15 million at the midpoint.

•Expenses are expected to decrease by approximately $25 million as staffing and other cost reductions drive approximately $50 million of expense savings in full year 2026, partially offset by standard increases to the remaining cost base.
•Services contribution is expected to increase by approximately $5 million at the midpoint, as service activity levels similar to 2025 are complemented by $5 million of expense savings from the workforce reduction.
•Interest expense is expected to decrease by approximately $120 million from the repayment of approximately $7 billion of outstanding debt following the anticipated closing the Fiber Business sale.
•Other items are expected to decrease by approximately $25 million, primarily driven by a decrease in amortization of prepaid rent.
•Full year 2026 discretionary capital expenditures are expected to be $150 million to $250 million, and prepaid rent additions are expected to be $30 million to $50 million.
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Additional information is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of our website.

CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Wednesday, February 4, 2026, at 4:30 p.m. Eastern time to discuss its full year 2025 results. A listen only live audio webcast of the conference call, along with supplemental materials for the call, can be accessed on the Crown Castle website at https://investor.crowncastle.com. Participants may join the conference call by dialing 833-816-1115 (Toll Free) or 412-317-0694 (International) at least 30 minutes prior to the start time. All dial-in participants should ask to join the Crown Castle call.
A replay of the webcast will be available on the Investor page of Crown Castle's website until end of day, Thursday, February 4, 2027.

ABOUT CROWN CASTLE
Crown Castle owns, operates and leases approximately 40,000 cell towers and approximately 90,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service - bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.
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Non-GAAP Measures and Other Information
This press release includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, Organic Contribution to Site Rental Billings (including as Adjusted for Impact of Sprint Cancellations and as Adjusted for Impact of Sprint Cancellations and DISH Terminations), and Net Debt, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the towers sector or other real estate investment trusts ("REITs").
In addition to the non-GAAP financial measures used herein, we also provide the components of certain GAAP measures, such as site rental revenues and capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:
•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is a financial measure frequently used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the towers sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets. Adjusted EBITDA should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance.
•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations or rent free periods, the (1) revenues are recognized on a straight-lined basis over the fixed, non-cancelable term of the tenant contract, and (2) expenses are recognized on a straight-lined basis over the estimated lease term including renewal options that are reasonably certain to be exercised. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations or as residual cash flow available for discretionary investment.
•FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily real estate depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.
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•Organic Contribution to Site Rental Billings (also referred to as organic growth) is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses Organic Contribution to Site Rental Billings to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, core leasing activities and tenant non-renewals in our core business, as well as to forecast future results. Separately, we are also disclosing Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and Organic Contribution to Site Rental Billings as Adjusted for Sprint Cancellations and DISH Terminations, which are outside of ordinary course, to provide further insight into our results of operations and underlying trends. Management believes that identifying the impact of Sprint Cancellations and DISH Terminations provides increased transparency and comparability across periods. Organic Contribution to Site Rental Billings (including as Adjusted for Impact of Sprint Cancellations and as Adjusted for Impact of Sprint Cancellations and DISH Terminations) is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.
•Net Debt is useful to investors or other interested parties in evaluating our overall debt position and future debt capacity. Management uses Net Debt in assessing our leverage. Net Debt is not meant as an alternative measure of debt and should be considered only as a supplement in understanding and assessing our leverage.
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, goodwill impairment charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, net, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, (income) loss from discontinued operations, net of tax, cumulative effect of a change in accounting principle and stock-based compensation expense, net.
AFFO. We define AFFO as FFO before straight-lined revenues, straight-lined expenses, stock-based compensation expense, net, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding.
FFO. We define FFO as net income (loss) plus real estate related depreciation, amortization and accretion, asset write-down charges, goodwill impairment charges, and (income) loss from discontinued operations, net of tax, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to common stockholders.
FFO per share. We define FFO per share as FFO divided by diluted weighted-average common shares outstanding.
Organic Contribution to Site Rental Billings. We define Organic Contribution to Site Rental Billings (also referred to as organic growth) as the sum of the change in site rental revenues related to core leasing activity, escalators and other billings, including those associated with DISH Terminations, less non-renewals of tenant contracts and non-renewals associated with Sprint Cancellations and DISH Terminations. Additionally, Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations reflects Organic Contribution to Site Rental Billings plus non-renewals associated with Sprint Cancellations. Lastly, Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations reflects Organic Contribution to Site Rental Billings plus non-renewals associated with Sprint Cancellations, less Organic Contribution to Site Rental Billings associated with DISH Terminations.
Net Debt. We define Net Debt as (1) debt and other long-term obligations and (2) current maturities of debt and other obligations, excluding unamortized adjustments, net, less cash and cash equivalents and restricted cash and cash equivalents.
Other Definitions
Site rental billings. We define site rental billings as site rental revenues exclusive of the impacts from (1) straight-lined revenues, (2) amortization of prepaid rent in accordance with GAAP, (3) contribution from recent acquisitions until the one-year anniversary of such acquisitions, (4) other revenues, such as tenant cancellation fees, finance charges and other items and (5) amounts related to DISH Terminations, where applicable.
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Core leasing activity. We define core leasing activity as site rental revenues growth from tenant additions and renewals or extensions of tenant contracts, exclusive of (1) the impacts from both straight-lined revenues and amortization of prepaid rent in accordance with GAAP, (2) other revenues and (3) amounts related to DISH Terminations, where applicable.
Other billings. We define other billings as the growth or reduction in site rental revenues as a result of non-recurring contractual billings and adjustments, expense recoveries, sales credits and other amounts not captured in core leasing activity, exclusive of amounts related to DISH Terminations, where applicable.
Non-renewals. We define non-renewals of tenant contracts as the reduction in site rental revenues as a result of tenant churn, terminations and, in limited circumstances, reductions of existing lease rates, exclusive of non-renewals associated with Sprint Cancellations and DISH Terminations, where applicable.
Discretionary capital expenditures. We define discretionary capital expenditures relating to continuing operations as those made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. Discretionary capital expenditures, including with respect to discontinued operations, primarily consist of expansion or development of our communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure in order to add new tenants for the first time or support subsequent tenant equipment augmentations or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants) and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relates to land assets under towers as we seek to manage our interests in the land beneath our towers), certain technology-related investments necessary to support and scale future customer demand for our communications infrastructure, and other capital projects.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures (including with respect to discontinued operations) not otherwise categorized as discretionary capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.
Sprint Cancellations. We define Sprint Cancellations as lease cancellations related to the previously disclosed T-Mobile US, Inc. and Sprint network consolidation as described in our press release dated April 19, 2023.
DISH Terminations. We define DISH Terminations as lease terminations related to the previously disclosed notice of default and termination that was sent to DISH Wireless L.L.C. ("DISH") regarding our Master Lease Agreement and related agreements as described in our press release dated January 12, 2026.
Fiber Business. We define Fiber Business as the historically reported Fiber segment, prior to its reclassification to discontinued operations, together with certain supporting assets and personnel. Management has signed a definitive agreement ("Agreement") to sell the Fiber Business with EQT Active Core Infrastructure fund ("EQT") acquiring the small cells business and Zayo Group Holdings Inc. ("Zayo") acquiring the fiber solutions business ("Transaction") for $8.5 billion in aggregate, subject to certain closing adjustments. The Transaction is expected to close in the first half of 2026 subject to certain closing conditions and required government and regulatory approvals. Pending the closing of the Transaction, we will continue to operate the Fiber Business in accordance with the Agreement.
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Reconciliation of Historical Adjusted EBITDA:

	For the Three Months Ended		For the Twelve Months Ended
(in millions; totals may not sum due to rounding)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income (loss)(a)	$294	$(4,768)	$444	$(3,903)
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	4	1	11	11
Depreciation, amortization and accretion	170	184	690	736
Restructuring charges(b)	—	3	—	70
Amortization of prepaid lease purchase price adjustments	4	4	15	16
Interest expense and amortization of deferred financing costs, net(c)	246	240	972	932
Interest income	(3)	(5)	(13)	(20)
Other (income) expense	—	23	(3)	26
(Benefit) provision for income taxes	3	4	16	18
Stock-based compensation expense, net	17	15	73	84
(Income) loss from discontinued operations, net of tax(d)	(17)	5,077	659	5,065
Adjusted EBITDA(e)(f)	$718	$777	$2,863	$3,035
Reconciliation of Current Outlook for Adjusted EBITDA:

	Full Year 2026
(in millions; totals may not sum due to rounding)	Outlook(g)
Net income (loss)(h)	$640	to	$920
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	10	to	20
Acquisition and integration costs	(3)	to	3
Depreciation, amortization and accretion	627	to	722
Restructuring charges	25	to	35
Amortization of prepaid lease purchase price adjustments	14	to	16
Interest expense and amortization of deferred financing costs, net(i)	832	to	877
(Gains) losses on retirement of long-term obligations	—	to	—
Interest income	(15)	to	(15)
Other (income) expense	0	to	9
(Benefit) provision for income taxes	11	to	19
Stock-based compensation expense, net	88	to	92
(Income) loss from discontinued operations, net of tax(j)	80	to	360
Adjusted EBITDA(e)(f)	$2,665	to	$2,715
(a)Includes contribution from discontinued operations.
(b)Represents restructuring charges recorded for the periods presented related to (1) the Company's restructuring plan announced in July 2023, as further discussed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 ("2023 Restructuring Plan"), and (2) the Company's restructuring plan announced in June 2024, as further discussed in the Annual Report on Form 10-K for the year ended December 31, 2024 ("2024 Restructuring Plan"), as applicable for the respective period. For the three months and full year ended December 31, 2025, there were no charges related to the July 2023 Restructuring Plan or the June 2024 Restructuring Plan. For the full year ended December 31, 2024, there were $9 million and $61 million of restructuring charges related to the July 2023 Restructuring Plan and the June 2024 Restructuring Plan, respectively, relating to continuing operations.
(c)See the reconciliation of "Components of Interest Expense" for a discussion of non-cash interest expense.
(d)Represents results from the Fiber Business, including a loss on disposal of $262 million and $1.6 billion recorded in the three months and full year ended December 31, 2025, respectively.
(e)See discussion and our definition of Adjusted EBITDA in this "Non-GAAP Measures and Other Information."
(f)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(g)As issued on February 4, 2026.
(h)Includes contribution from discontinued operations through June 30, 2026.
(i)See the reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
(j)Represents expected results from the Fiber Business, including the estimated loss on disposal, through June 30, 2026.
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Reconciliation of Historical FFO and AFFO:

	For the Three Months Ended		For the Twelve Months Ended
(in millions; totals may not sum due to rounding)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income (loss)(a)	$294	$(4,768)	$444	$(3,903)
Real estate related depreciation, amortization and accretion	161	173	650	690
Asset write-down charges	4	1	11	11
(Income) loss from discontinued operations, net of tax(b)	(17)	5,077	659	5,065
FFO(c)(d)	$442	$483	$1,764	$1,863
Weighted-average common shares outstanding—diluted	437	435	437	434

FFO (from above)	$442	$483	$1,764	$1,863
Adjustments to increase (decrease) FFO:
Straight-lined revenues	15	(20)	(12)	(160)
Straight-lined expenses	14	15	58	65
Stock-based compensation expense, net	17	15	73	84
Non-cash portion of tax provision	—	2	1	8
Non-real estate related depreciation, amortization and accretion	9	11	40	46
Amortization of non-cash interest expense	5	3	16	12
Other (income) expense	—	23	(3)	26
Restructuring charges(e)	—	3	—	70
Sustaining capital expenditures	(14)	(12)	(33)	(34)
AFFO(c)(d)	$489	$523	$1,904	$1,980
Weighted-average common shares outstanding—diluted	437	435	437	434
(a)Includes contribution from discontinued operations.
(b)Represents results from the Fiber Business, including a loss on disposal of $262 million and $1.6 billion recorded in the three months and full year ended December 31, 2025, respectively.
(c)See discussion and our definitions of FFO and AFFO in this "Non-GAAP Measures and Other Information."
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)Represents restructuring charges recorded for the periods presented related to the 2023 Restructuring Plan and the 2024 Restructuring Plan, as applicable, for the respective period. For the three months and full year ended December 31, 2025, there were no charges related to the July 2023 Restructuring Plan or the June 2024 Restructuring Plan. For the full year ended December 31, 2024, there were $9 million and $61 million of restructuring charges related to the July 2023 Restructuring Plan and the June 2024 Restructuring Plan, respectively, relating to continuing operations.
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News Release continued:	Page 12
Reconciliation of Historical FFO and AFFO per share:

	For the Three Months Ended		For the Twelve Months Ended
(in millions, except per share amounts; totals may not sum due to rounding)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income (loss)(a)	$0.67	$(10.97)	$1.02	$(8.98)
Real estate related depreciation, amortization and accretion	0.37	0.40	1.49	1.59
Asset write-down charges	0.01	—	0.03	0.03
(Income) loss from discontinued operations, net of tax(b)	(0.04)	11.67	1.51	11.64
FFO(c)(d)	$1.01	$1.11	$4.04	$4.28
Weighted-average common shares outstanding—diluted	437	435	437	434

FFO (from above)	$1.01	$1.11	$4.04	$4.28
Adjustments to increase (decrease) FFO:
Straight-lined revenues	0.03	(0.05)	(0.03)	(0.37)
Straight-lined expenses	0.03	0.03	0.13	0.15
Stock-based compensation expense, net	0.04	0.03	0.17	0.20
Non-cash portion of tax provision	—	—	—	0.02
Non-real estate related depreciation, amortization and accretion	0.02	0.03	0.09	0.11
Amortization of non-cash interest expense	0.01	0.01	0.04	0.03
Other (income) expense	—	0.05	(0.01)	0.06
Restructuring charges(e)	—	0.01	—	0.16
Sustaining capital expenditures	(0.03)	(0.03)	(0.08)	(0.08)
AFFO(c)(d)	$1.12	$1.20	$4.36	$4.55
Weighted-average common shares outstanding—diluted	437	435	437	434
(a)Includes contribution from discontinued operations.
(b)Represents results from the Fiber Business, including a loss on disposal of $262 million and $1.6 billion recorded in the three months and full year ended December 31, 2025, respectively.
(c)See discussion and our definitions of FFO and AFFO, including per share amounts, in this "Non-GAAP Measures and Other Information."
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)Represents restructuring charges recorded for the periods presented related to the 2023 Restructuring Plan and the 2024 Restructuring Plan, as applicable, for the respective period. For the three months and full year ended December 31, 2025, there were no charges related to the July 2023 Restructuring Plan or the June 2024 Restructuring Plan. For the full year ended December 31, 2024, there were $9 million and $61 million of restructuring charges related to the July 2023 Restructuring Plan and the June 2024 Restructuring Plan, respectively, relating to continuing operations.
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News Release continued:	Page 13
Reconciliation of Current Outlook for FFO and AFFO:

	Full Year 2026			Full Year 2026
(in millions, except per share amounts; totals may not sum due to rounding)	Outlook(a)			Outlook per Share(a)
Net income (loss)(b)	$640	to	$920	$1.48	to	$2.12
Real estate related depreciation, amortization and accretion	600	to	680	1.39	to	1.57
Asset write-down charges	10	to	20	0.02	to	0.05
(Income) loss from discontinued operations, net of tax(c)	80	to	360	0.18	to	0.83
FFO(d)(e)	$1,640	to	$1,670	$3.79	to	$3.86
Weighted-average common shares outstanding—diluted	433			433

FFO (from above)	$1,640	to	$1,670	$3.79	to	$3.86
Adjustments to increase (decrease) FFO:
Straight-lined revenues	45	to	75	0.10	to	0.17
Straight-lined expenses	45	to	65	0.10	to	0.15
Stock-based compensation expense, net	88	to	92	0.20	to	0.21
Non-cash portion of tax provision	(8)	to	8	(0.02)	to	0.02
Non-real estate related depreciation, amortization and accretion	27	to	42	0.06	to	0.10
Amortization of non-cash interest expense	15	to	25	0.03	to	0.06
Other (income) expense	0	to	9	0.00	to	0.02
(Gains) losses on retirement of long-term obligations	—	to	—	—	to	—
Acquisition and integration costs	(3)	to	3	(0.01)	to	0.01
Restructuring charges	25	to	35	0.06	to	0.08
Sustaining capital expenditures	(45)	to	(25)	(0.10)	to	(0.06)
AFFO(d)(e)	$1,895	to	$1,945	$4.38	to	$4.49
Weighted-average common shares outstanding—diluted	433			433

(a)As issued on February 4, 2026.
(b)Includes contribution from discontinued operations through June 30, 2026.
(c)Represents expected results from the Fiber Business, including the estimated loss on disposal, through June 30, 2026.
(d)See discussion and our definitions of FFO and AFFO, including per share amounts, in this "Non-GAAP Measures and Other Information."
(e)The above reconciliation excludes line items included in our definition which are not applicable for the period shown.
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News Release continued:	Page 14
Components of Changes in Site Rental Revenues for the Quarters and Years Ended December 31, 2025 and 2024(a):

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions; totals may not sum due to rounding)	2025	2024	2025	2024
Components of changes in site rental revenues:
Prior year site rental billings(b)	$1,006	$966	$3,934	$3,763

Core leasing activity(b)	29	28	118	110
Escalators	25	24	96	92
Non-renewals(b)	(7)	(8)	(27)	(31)
Other billings(b)	—	(4)	5	(2)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(b)	47	40	193	170
Non-renewals associated with Sprint Cancellations(b)	(51)	—	(204)	—
Organic Contribution to Site Rental Billings(b)	(4)	40	(11)	170
Straight-lined revenues	(15)	20	12	160
Amortization of prepaid rent	28	40	98	160
Other revenues	4	4	16	15
Total site rental revenues	$1,019	$1,070	$4,049	$4,268

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	(4.8)%	(0.8)%	(5.1)%	(1.0)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations as a percentage of prior year site rental billings(b)	4.7%	4.1%	4.9%	4.5%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(b)	(0.4)%	4.1%	(0.3)%	4.5%
(a)The financial impact of the Fiber Business revenues is excluded as these amounts are presented within discontinued operations.
(b)See our definitions of site rental billings, core leasing activity, non-renewals, other billings, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations in this "Non-GAAP Measures and Other Information."
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Components of Changes in Site Rental Revenues for the Year Ended December 31, 2025(a):

Twelve Months Ended December 31,
(dollars in millions; totals may not sum due to rounding)	2025
Components of changes in site rental revenues:
Prior year site rental billings excluding site rental billings to DISH(b)	$3,763
Prior year site rental billings to DISH(b)	171
Prior year site rental billings(b)	$3,934

Core leasing activity(b)	68
Escalators	96
Non-renewals(b)	(27)
Other billings(b)	5
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations(b)	143
Organic Contribution to Site Rental Billings associated with DISH Terminations(b)	50
Non-renewals associated with Sprint Cancellations(b)	(204)
Organic Contribution to Site Rental Billings(b)	(11)
Straight-lined revenues	12
Amortization of prepaid rent	98
Other revenues	16
Total site rental revenues	$4,049

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	(5.1)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations as a percentage of prior year site rental billings excluding the prior year site rental billings to DISH(b)	3.8%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(b)	(0.3)%
(a)The financial impact of the Fiber Business revenues is excluded as these amounts are presented within discontinued operations.
(b)See our definitions of site rental billings, core leasing activity, non-renewals, other billings, Sprint Cancellations, DISH Terminations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations in this "Non-GAAP Measures and Other Information."
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News Release continued:	Page 16
Components of Changes in Site Rental Revenues for Current Outlook for Full Year 2026:

(dollars in millions; totals may not sum due to rounding)	Full Year 2026 Outlook(a)(b)
Components of changes in site rental revenues:
Prior year site rental billings excluding site rental billings to DISH(c)	$3,701
Prior year site rental billings to DISH(c)	222
Prior year site rental billings(c)	$3,923

Core leasing activity(c)	60	to	70
Escalators	95	to	105
Non-renewals(c)	(35)	to	(25)
Other billings(c)	(5)	to	(5)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations(c)	115	to	145
Non-renewals associated with Sprint Cancellations(c)	(20)	to	(20)
Non-renewals associated with DISH Terminations(c)	(220)	to	(220)
Organic Contribution to Site Rental Billings(c)	(125)	to	(95)
Straight-lined revenues	(75)	to	(45)
Amortization of prepaid rent	65	to	95
Other revenues	15	to	15
Acquisitions(d)	—
Total site rental revenues	$3,828	to	$3,873

Year-over-year changes in revenues:(e)
Site rental revenues as a percentage of prior year site rental revenues	(4.9)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations as a percentage of prior year site rental billings excluding site rental billings to DISH(c)	3.5%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations as a percentage of prior year site rental billings(c)	3.3%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(c)	(2.8)%
(a)As issued on February 4, 2026.
(b)Represents full year 2026 Outlook for continuing operations only.
(c)See our definitions of site rental billings, core leasing activity, non-renewals, other billings, Sprint Cancellations, DISH Terminations, Organic Contribution to Site Rental Billings, and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations, in this "Non-GAAP Measures and Other Information."
(d)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations and DISH Terminations, until the one-year anniversary of such acquisitions.
(e)Calculated based on midpoint of full year 2026 Outlook, where applicable.

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News Release continued:	Page 17
Components of Capital Expenditures:(a)(b)

	For the Three Months Ended		For the Twelve Months Ended
(in millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Discretionary capital expenditures:
Tower improvements and other capital projects	$18	$18	$72	$84
Purchases of land interests	27	20	77	58
Sustaining capital expenditures	14	12	33	34
Total capital expenditures	$59	$50	$182	$176
Outlook for Discretionary Capital Expenditures Less Prepaid Rent Additions:(b)(c)

(in millions)	Full Year 2026 Outlook(d)
Discretionary capital expenditures	$150	to	$250
Less: Prepaid rent additions(e)	(30)	to	(50)
Discretionary capital expenditures less prepaid rent additions	$110	to	$210
Components of Interest Expense:

	For the Three Months Ended
(in millions)	December 31, 2025	December 31, 2024
Interest expense on debt obligations	$241	$236
Amortization of deferred financing costs and adjustments on long-term debt	8	8
Capitalized interest	(3)	(4)
Interest expense and amortization of deferred financing costs, net	$246	$240
Outlook for Components of Interest Expense:

(in millions)	Full Year 2026 Outlook(d)
Interest expense on debt obligations	$815	to	$855
Amortization of deferred financing costs and adjustments on long-term debt	25	to	35
Capitalized interest	(15)	to	(5)
Interest expense and amortization of deferred financing costs, net	$832	to	$877

(a)See our definitions of discretionary capital expenditures and sustaining capital expenditures in this "Non-GAAP Measures and Other Information."
(b)The financial impact of the Fiber Business is excluded as these amounts are presented within discontinued operations.
(c)Excludes sustaining capital expenditures. See "Non-GAAP Measures and Other Information" for our definitions of discretionary capital expenditures and sustaining capital expenditures.
(d)As issued on February 4, 2026.
(e)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

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News Release continued:	Page 18
Debt Balances and Maturity Dates as of December 31, 2025:

(in millions)	Face Value(a)	Maturity
Cash and cash equivalents and restricted cash and cash equivalents(b)	$274

Senior Secured Notes, Series 2009-1, Class A-2(c)	26	Aug. 2029
Senior Secured Tower Revenue Notes, Series 2018-2(d)	750	July 2048
Installment purchase liabilities and finance leases(e)	258	Various
Total secured debt	$1,034
2016 Revolver(f)	945	July 2027
2016 Term Loan A(g)	1,056	July 2027
Commercial Paper Notes(h)	1,931	Various
4.450% Senior Notes	900	Feb. 2026
3.700% Senior Notes	750	June 2026
1.050% Senior Notes	1,000	July 2026
2.900% Senior Notes	750	Mar. 2027
4.000% Senior Notes	500	Mar. 2027
3.650% Senior Notes	1,000	Sept. 2027
5.000% Senior Notes	1,000	Jan. 2028
3.800% Senior Notes	1,000	Feb. 2028
4.800% Senior Notes	600	Sept. 2028
4.300% Senior Notes	600	Feb. 2029
5.600% Senior Notes	750	June 2029
4.900% Senior Notes	550	Sept. 2029
3.100% Senior Notes	550	Nov. 2029
3.300% Senior Notes	750	July 2030
2.250% Senior Notes	1,100	Jan. 2031
2.100% Senior Notes	1,000	Apr. 2031
2.500% Senior Notes	750	July 2031
5.100% Senior Notes	750	May 2033
5.800% Senior Notes	750	Mar. 2034
5.200% Senior Notes	700	Sept. 2034
2.900% Senior Notes	1,250	Apr. 2041
4.750% Senior Notes	350	May 2047
5.200% Senior Notes	400	Feb. 2049
4.000% Senior Notes	350	Nov. 2049
4.150% Senior Notes	500	July 2050
3.250% Senior Notes	900	Jan. 2051
Total unsecured debt	$23,432
Net Debt(i)	$24,192
(a)Net of required principal amortizations.
(b)As of December 31, 2025, excludes $34 million recorded in discontinued operations relating to the Fiber Business.
(c)The Senior Secured Notes, 2009-1, Class A-2 principal amortizes over a period ending in August 2029.
(d)If the $750 million aggregate principal amount of 4.241% senior secured tower revenue notes ("Tower Revenue Notes, Series 2018-2") is not paid in full on or prior to July 2028, the anticipated repayment date, then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay the principal, and additional interest (of approximately 5% per annum) will accrue on such notes. The Tower Revenue Notes, Series 2018-2 are prepayable at par if voluntarily repaid within eighteen months of the anticipated repayment date; earlier prepayment may require additional consideration.
(e)As of December 31, 2025, reflects $5 million in finance lease obligations (primarily related to vehicles). Amount excludes $29 million recorded in discontinued operations relating to the Fiber Business.
(f)As of December 31, 2025, the undrawn availability under the $7.0 billion 2016 Revolver was $6.0 billion. The Company pays a commitment fee on the undrawn available amount, which as of December 31, 2025 ranged from 0.080% to 0.300%, based on the Company's senior unsecured debt rating, per annum.
(g)The 2016 Term Loan A principal amortizes over a period ending in July 2027.
(h)As of December 31, 2025, the Company had $69 million available for issuance under its $2.0 billion unsecured commercial paper program. The maturities of the Commercial Paper Notes, when outstanding, may vary but may not exceed 397 days from the date of issue.
(i)See further information on, and our definition and discussion of, Net Debt in this "Non-GAAP Measures and Other Information."
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News Release continued:	Page 19
Cautionary Language Regarding Forward-Looking Statements
This news release contains forward-looking statements and information that are based on our management's current expectations as of the date of this news release. Statements that are not historical facts are hereby identified as forward-looking statements. In addition, words such as "estimate," "see," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," "continue," "target," "focus," and any variations of these words and similar expressions are intended to identify forward-looking statements. Such statements include our full year 2026 Outlook and plans, projections, expectations and estimates regarding (1) the value of our business model and strategy, (2) creation and maximization of shareholder value and returns, (3) benefits stemming from our capital allocation framework and investments in our systems and processes, (4) results from the Fiber Business, (5) net income (loss) (including on a per share basis), (6) AFFO (including on a per share basis) and its components and growth, (7) Adjusted EBITDA and its components and growth, (8) Organic Contribution to Site Rental Billings (including as Adjusted for Impact of Sprint Cancellations and Dish Terminations) and its components and growth, (9) site rental revenues and its components and growth, (10) the impact of Sprint Cancellations, (11) our balance sheet, liquidity, leverage and credit ratings, (12) capital expenditures, including discretionary capital expenditures, (13) the timing and close of the Fiber Business sale and the proceeds therefrom and the use of such proceeds, (14) the impact of DISH Terminations, (15) termination of the Company's wireless infrastructure agreement with DISH and the potential impacts thereof, (16) restructuring plan, including the timing and scope thereof, and the benefits, costs and charges associated therewith, (17) interest expense, (18) operating cost reductions, (19) dividends, including dividend levels, rates, amounts, and (20) share repurchases, including share repurchase levels and amounts. Any dividends and share repurchase programs remain subject to the approval of our Board of Directors which has the discretion to determine whether to declare dividends or authorize a repurchase program and the amounts and timing of the dividends and repurchase program.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions and should be considered in light of the risks referenced in the "Risk Factors" section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:
•prevailing market conditions;
•a slowdown in demand for our towers and a reduction in the amount or change in the mix of network investment by our tenants;
•the loss, consolidation or financial instability of any of our tenants;
•expansion or development of our business and the potential disruptions in our business caused thereby;
•operating our Fiber Business successfully;
•failure to timely, efficiently and safely execute on our construction projects;
•reduction in demand for our towers as a result of new technologies;
•failure to retain rights to our towers;
•volatility in demand in our services business, which may reduce the predictability of our results;
•inability to negotiate favorable rates on our new or renewing tenant contracts as a result of competition in our industry;
•delayed timing or lack of deployment or adoption by tenants of new wireless technologies;
•the impact of cybersecurity breaches or other information technology disruptions;
•the impact of climate-related events, natural disasters, including wildfires, and other unforeseen events on our business;
•failure to attract, recruit and retain qualified and experienced employees;
•changes to management, including turnover of our top executives;
•actions and plans related to restructuring our business;
•the sale of our Fiber Business to EQT and Zayo, including completion of the strategic sale of our Fiber Business;
•availability of financing and capital, the levels of debt that we maintain, the terms of our debt instruments, compliance with debt covenants and our credit ratings;
•the impact on the market price of our common stock as a result of sales or issuances of a substantial number of shares of our common stock;
•the introduction of new laws or regulations or failure to comply with laws or regulations which regulate our business;
•funding of future dividend payments to our stockholders; and
•failure to maintain our REIT status for U.S. federal income tax purposes.
The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except
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as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.
As used in this release, the term "including," and any variation thereof, means "including without limitation."

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News Release continued:	Page 21

CROWN CASTLE INC. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (Amounts in millions, except par values)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$99	$100
Restricted cash and cash equivalents	170	170
Receivables, net	172	129
Prepaid expenses	79	74
Deferred site rental receivables	167	164
Other current assets	23	24
Current assets of discontinued operations	434	429
Total current assets	1,144	1,090
Deferred site rental receivables	2,288	2,279
Property and equipment, net	6,273	6,577
Operating lease right-of-use assets	5,473	5,600
Goodwill	5,127	5,127
Other intangible assets, net	861	1,037
Other assets, net	61	58
Non-current assets of discontinued operations	10,291	10,968
Total assets	$31,518	$32,736

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$71	$48
Accrued interest	235	244
Deferred revenues	192	141
Other accrued liabilities	168	167
Current maturities of debt and other obligations	2,783	603
Current portion of operating lease liabilities	268	264
Current liabilities of discontinued operations	762	710
Total current liabilities	4,479	2,177
Debt and other long-term obligations	21,554	23,451
Operating lease liabilities	4,961	5,062
Other long-term liabilities	607	645
Non-current liabilities of discontinued operations	1,552	1,534
Total liabilities	33,153	32,869
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, 0.01 par value; 1,200 shares authorized; shares issued and outstanding: December 31, 2025—435 and December 31, 2024—435	4	4
Additional paid-in capital	18,527	18,393
Accumulated other comprehensive income (loss)	(5)	(5)
Dividends/distributions in excess of earnings	(20,161)	(18,525)
Total equity (deficit)	(1,635)	(133)
Total liabilities and equity (deficit)	$31,518	$32,736
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News Release continued:	Page 22

CROWN CASTLE INC. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (Amounts in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net revenues:
Site rental	$1,019	$1,070	$4,049	$4,268
Services and other	53	49	215	192
Net revenues	1,072	1,119	4,264	4,460
Operating expenses:
Costs of operations:(a)
Site rental	252	242	992	983
Services and other	29	26	113	107
Selling, general and administrative	94	92	383	435
Asset write-down charges	4	1	11	11
Depreciation, amortization and accretion	170	184	690	736
Restructuring charges	—	3	—	70
Total operating expenses	549	548	2,189	2,342
Operating income (loss)	523	571	2,075	2,118
Interest expense and amortization of deferred financing costs, net	(246)	(240)	(972)	(932)
Interest income	3	5	13	20
Other income (expense)	—	(23)	3	(26)
Income (loss) from continuing operations before income taxes	280	313	1,119	1,180
Benefit (provision) for income taxes	(3)	(4)	(16)	(18)
Income (loss) from continuing operations	$277	$309	$1,103	$1,162
Discontinued Operations
Income (loss) from discontinued operations before gain (loss) from disposal, net of tax	279	(5,077)	916	(5,065)
Gain (loss) from disposal of discontinued operations	(262)	—	(1,575)	—
Income (loss) from discontinued operations, net of tax	17	(5,077)	(659)	(5,065)
Net income (loss)	$294	$(4,768)	$444	$(3,903)

Net income (loss), per common share:
Income (loss) from continuing operations, basic	$0.64	$0.71	$2.53	$2.68
Income (loss) from discontinued operations, basic	0.03	(11.68)	(1.51)	(11.66)
Net income (loss)—basic	$0.67	$(10.97)	$1.02	$(8.98)
Income (loss) from continuing operations, diluted	$0.63	$0.71	$2.52	$2.68
Income (loss) from discontinued operations, diluted	0.04	(11.68)	(1.51)	(11.66)
Net income (loss)—diluted	$0.67	$(10.97)	$1.01	$(8.98)
Weighted-average common shares outstanding:
Basic	435	435	435	434
Diluted	437	435	437	434
(a)Exclusive of depreciation, amortization and accretion shown separately.

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News Release continued:	Page 23

CROWN CASTLE INC. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (In millions of dollars)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$444	$(3,903)
(Income) loss from discontinued operations before (gain) loss from disposal, net of tax	(916)	5,065
(Gain) loss from disposal of discontinued operations	1,575	—
Income (loss) from continuing operations	1,103	1,162
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	690	736
Amortization of deferred financing costs and other non-cash interest	32	32
Stock-based compensation expense, net	73	84
Asset write-down charges	11	11
Deferred income tax (benefit) provision	—	4
Restructuring, non-cash	—	10
Other non-cash adjustments, net	(4)	23
Net cash provided by (used for) operating activities from discontinued operations	1,185	1,123
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(47)	(164)
Decrease (increase) in assets	14	(78)
Net cash provided by (used for) operating activities	3,057	2,943
Cash flows from investing activities:
Capital expenditures	(182)	(176)
Payments for acquisitions, net of cash acquired	—	(8)
Other investing activities, net	4	9
Net cash provided by (used for) investing activities from discontinued operations	(980)	(1,045)
Net cash provided by (used for) investing activities	(1,158)	(1,220)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	1,244
Principal payments on debt and other long-term obligations	(118)	(99)
Purchases and redemptions of long-term debt	(1,200)	(750)
Borrowings under revolving credit facility	1,200	—
Payments under revolving credit facility	(255)	(670)
Net issuances (repayments) under commercial paper program	590	1,341
Payments for financing costs	—	(12)
Purchases of common stock	(23)	(33)
Dividends/distributions paid on common stock	(2,080)	(2,729)
Net cash provided by (used for) financing activities	(1,886)	(1,708)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	13	15
Effect of exchange rate changes on cash	—	(1)
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period(a)	295	281
Cash and cash equivalents and restricted cash and cash equivalents at end of period(a)	$308	$295
Supplemental disclosure of cash flow information:
Interest paid	$965	$895
Income taxes paid (refunded)	$15	$10
(a)Inclusive of cash and cash equivalents and restricted cash and cash equivalents included in discontinued operations.
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